Exhibit 4.1.

                                 WaterChef, Inc.
                             A Delaware Corporation
                              Resolution Adopted By
                         WaterChef's Board Of Directors


The undersigned, being all Directors of WaterChef, Inc. (The "Corporation"), hereby consent to the following actions and adopt the following recitals and resolution as of August 28, 2001.

Whereas the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to adopt the following resolution:

         Resolved, that 370,000 shares of the Company's common stock be issued to the natural person named below in lieu of cash for commission earned for facilitating and negotiating the successful sale of an asset, such shares to be submitted on Form S-8 to be filed with the Securities and Exchange Commission.

                  Nachum Lis
                  35 Irus Hanegev                    185,000 shares
                  Neve Noy
                  Ber Shevah, Israel 84850


                  Tania Liu
                  85-52 213th Street                 185,000 shares
                  Hollis Hills, New York 11427

And be it further resolved that 315,000 shares of the Company's common stock be issued to the natural persons named below in lieu of cash for marketing services including presentation and proposal writing to three governments for the sale of the Company's products, such shares to be registered on Form S-8 to be filed with the Securities and Exchange Commission.



                  Ace Moses
                  565 Plandome Road - u-233          157,500 shares
                  Manhasset, NY 11030

                  Laura Lem
                  565 Plandome Road - u-233          157,500 shares
                  Manhasset, NY 11030

And be it further resolve that 315,000 of the Company's common stock be issued in lieu of cash for business advisory services to the natural person named below, such shares to be registered on form S-8 to be filed with the Securities and Exchange Commission.

                  Robert F. Hammerstein
                  2 Tudor City Place - 3 G-N         315,000 shares
                  New York, NY 10017


The Undersigned direct that this consent be filled with the minute of the proceedings of the Board Of Directors of the Corporation.

/s/ David A. Conway
--------------------
David A. Conway

/s/ Martin Clare
--------------------
Martin Clare

/s/ Richard P. Farkas
---------------------
Richard P. Farkas

/s/ Marshall Sterman
---------------------
Marshall Sterman